                                                                   EXHIBIT 99(P)
                                                                   -------------

                             JOINT FILING STATEMENT
                           Pursuant to Rule 13d-1(f)

          The undersigned acknowledge and agree that the foregoing Amendment No. 11 to Schedule 13D ("Amendment No. 11") is filed on behalf of each of the undersigned. As set forth in Item 2(a) of Amendment No. 11, the undersigned Dr. William P. Venter ("Venter"), Biltron (Pty) Limited ("Biltron"), Ventron Corporation Limited ("Ventron") and Allied Electronics Corporation Limited ("Altron") have filed Amendment No. 11 for the purpose of disclaiming beneficial interest in the GTI Common Stock (as defined in Amendment No. 11). The undersigned acknowledge that each shall be responsible for the timely filing of any required amendments, and for the completeness and accuracy of the information concerning him or it contained in Amendment No. 11 or any subsequent amendment filed by or on behalf of him or it, but shall not be responsible for the completeness and accuracy of the information concerning any others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated:  May 30, 1997.


                                      WILLIAM P. VENTER
                              --------------------------------
                              Dr. William P. Venter


                              BILTRON (PTY) LIMITED


                              By:     WILLIAM P. VENTER
                                 -----------------------------
                              Name:  Dr. William P. Venter
                              Title: Director


                              VENTRON CORPORATION LIMITED


                              By:    WILLIAM P. VENTER
                                 -----------------------------
                              Name:  Dr. William P. Venter
                              Title: Director/Chairman


                              ALLIED ELECTRONICS CORPORATION LIMITED


                              By:    WILLIAM P. VENTER
                                 ----------------------------
                              Name:  Dr. William P. Venter
                              Title: Director/Chairman

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                              TELEMETRIX PLC


                              By: TIMOTHY M. CURTIS
                                 --------------------------
                              Name:  Timothy M. Curtis
                              Title: Director


                              TELEMETRIX INVESTMENTS LIMITED


                              By: TIMOTHY M. CURTIS
                                 --------------------------
                              Name:  Timothy M. Curtis
                              Title: Director



                              TELEMETRIX OVERSEAS INVESTMENTS BV


                              By: B.D. RATTRAY
                                 --------------------------
                              Name:  B.D. Rattray
                              Title: Director

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